Exhibit 99.5

COUNTY BANCORP, INC. 2400 S. 44TH ST., PO BOX 700 MANITOWC, WI 54221-0700 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/04/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/04/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1, 2 and 3.ForAgainst Abstain To approve the Agreement and Plan of Merger dated as of June 22, 2021, as the same may from time to time be amended, between County Bancorp, Inc. and Nicolet Bankshares, Inc., pursuant to which County Bancorp, Inc. will merge with and into Nicolet Bankshares, Inc. 0 0 0 0 0 0 To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000519562_1 R1.0.0.177 000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

0000519562_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com COUNTY BANCORP, INC. Annual Meeting of Shareholders October 5, 2021 2:00 PM This proxy is solicited by the Board of Directors Timothy J. Schneider, President, and Mark A. Miller, Secretary, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the shareholder signing on the reverse side, with all the powers which such shareholder would possess if personally present, at the Special Meeting of Shareholders of County Bancorp, Inc. to be held on October 5, 2021 online at www.virtualshareholdermeeting.com/ICBK2021SM or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed herein. If no such directions are indicated, the proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Continued and to be signed on reverse side